                                                                     EXHIBIT 11

                        ROSS SYSTEMS, INC. AND SUBSIDIARIES

                           STATEMENT REGARDING COMPUTATION
                           OF NET EARNINGS (LOSS) PER SHARE
                         (In thousands, except per share data)
                                    (Unaudited)



                                                            Three months ended              Nine months ended
                                                                 March 31,                       March 31,
                                                        ------------------------         -------------------------
                                                             1997         1996                 1997         1996
                                                             ----         ----                 ----         ----
Primary Earnings:
   Net earnings (loss)                                  $    (989)    $     717           $     314     $  (3,076)
                                                        ---------     ---------           ---------     ---------
                                                        ---------     ---------           ---------     ---------
   Weighted average shares outstanding
      during the period                                    18,815        14,746              18,376        14,463

   Common and common stock equivalent
      shares using the treasury stock method (**)             --          1,130                 783           --
                                                        ---------     ---------           ---------     ---------

   Total shares outstanding for purposes of
      calculating primary earnings (loss) per share        18,815        15,876              19,159        14,463
                                                        ---------     ---------           ---------     ---------
                                                        ---------     ---------           ---------     ---------

   Primary earnings (loss) per common
      and common stock equivalent share                 $   (0.05)    $    0.05           $    0.02     $   (0.21)
                                                        ---------     ---------           ---------     ---------
                                                        ---------     ---------           ---------     ---------

Fully Diluted Earnings: (*)
   Net earnings (loss)                                  $    (989)    $     717           $     314     $  (3,076)
                                                        ---------     ---------           ---------     ---------
                                                        ---------     ---------           ---------     ---------

   Weighted average shares outstanding
      during the period                                    18,815        14,746              18,376        14,463

   Common and common stock equivalent
      shares using the treasury stock method (**)             --          1,130                 744           --
                                                        ---------     ---------           ---------     ---------

   Total shares outstanding for purposes of calculating
      fully diluted earnings (loss) per share              18,815        15,876              19,120        14,463
                                                        ---------     ---------           ---------     ---------
                                                        ---------     ---------           ---------     ---------

   Fully diluted earnings (loss) per common and
      common stock equivalent share                     $   (0.05)    $    0.05           $    0.02     $   (0.21)
                                                        ---------     ---------           ---------     ---------
                                                        ---------     ---------           ---------     ---------

(*) This calculation for FY 1996 is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(**) Due to the net loss for the three months ended March 31, 1997 and the nine months ended March 31, 1996, only the weighted average shares outstanding during the period will be used in calculating the loss per share.

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